As filed with the Securities and Exchange Commission on June 27, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MEDWORTH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	46-1970047
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

801 Brickell Avenue
Suite 943
Miami, FL 33131
(305) 347-5180

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Charles F. Fistel, Chief Executive Officer
MedWorth Acquisition Corp.
801 Brickell Avenue
Suite 943
Miami, FL 33131
(305) 347-5180

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 — Facsimile	A. Jeffry Robinson, Esq. Nina S. Gordon, Esq. Broad and Cassel 2 South Biscayne Boulevard, 21st Floor Miami, Florida 33131 (305) 373-9400 (305) 373-9443 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

Registration No. 333-188706

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Shares of Common Stock, $0.0001 per share	690,000	$8.00	$5,520,000	$752.93
Total			$5,520,000	$752.93

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes 90,000 shares of common stock which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATION AND INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This Registration Statement on Form S-1 (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) by MedWorth Acquisition Corp., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form S-1 (File No. 333-188706), as amended, including the exhibits thereto, which was declared effective by the Commission on June 26, 2013 (the “Original Registration Statement”). The required opinion and consents are listed on the exhibit index hereto and are filed herewith.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with the Registration Statement on Form S-1, File No. 333-188706, are incorporated by reference into, and shall be deemed part of, this Registration Statement, except for the following exhibits filed herewith:

Exhibit No.	Description
5.1	Opinion of Broad and Cassel.*
23.1	Consent of Marcum LLP.*
23.2	Consent of Broad and Cassel (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page of the Registration Statement on Form S-1, File No. 333-188706).

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 27th day of June, 2013.

MEDWORTH ACQUISITION CORP.

By:	/s/ Charles F. Fistel Name: Charles F. Fistel Title: Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
* Anthony Minnuto	Chairman of the Board and Secretary	June 27, 2013
/s/ Charles F. Fistel Charles F. Fistel	Chief Executive Officer, Chief Financial Officer, Treasurer (Principal executive, financial and accounting officer) and Director	June 27, 2013
* Stephen B. Cichy	President, Chief Operating Officer and Director	June 27, 2013
* John J. Delucca	Director	June 27, 2013
* Jeffrey A. Rein	Director	June 27, 2013
* Robert G. Savage	Director	June 27, 2013
Howard I. Schwartz, M.D.	Director	June , 2013
* By:	/s/ Charles F. Fistel Charles F. Fistel, as attorney-in-fact pursuant to the applicable power of attorney set forth in the Registration Statement on Form S-1, File No. 333-188706

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EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Broad and Cassel.*
23.1	Consent of Marcum LLP.*
23.2	Consent of Broad and Cassel (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page of the Registration Statement on Form S-1, File No. 333-188706).

*	Filed herewith.